UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 16, 2004

Unizan Financial Corp.

(Exact name of Registrant as Specified in Charter)

Ohio	0-13270	34-1442295
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 Market Avenue South, Canton, Ohio 44702

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (330) 438-1118

(Former Name or Former Address, if changed since last report)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

c)	Exhibits

99.1	Text and financials of Unizan Financial Corp. release dated June 16, 2004

Item 9.	Regulations FD Disclosure (Information Furnished in this Item 9 is Furnished under Item 12)

CANTON, Ohio, June 16, 2004 – Huntington Bancshares Incorporated (NASDAQ: HBAN) and Unizan Financial Corp. (NASDAQ:UNIZ) today announced that the closing of their merger will likely be delayed beyond the early July targeted closing date. The Federal Reserve Board has informed Huntington that it is extending its review period to coordinate further with the staff of the Securities and Exchange Commission regarding the SEC’s ongoing formal investigation of Huntington and to complete its review of the Community Reinvestment Act aspects of the merger.

This information furnished under this “Item 9. Regulation FD Disclosure” is intended to be furnished under “Item 12. Disclosure of Results of Operations and Financial Condition.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2004	UNIZAN FINANCIAL CORP.

By: /s/ James H. Nicholson
Its: EVP & Chief Operating Officer